Exhibit 99.1

UNION PACIFIC REPORTS RECORD FOURTH QUARTER AND FULL YEAR

FOR IMMEDIATE RELEASE

Fourth Quarter Records

•	Diluted earnings per share improved 44 percent to $1.56.

•	Operating income totaled $1.3 billion, up 31 percent.

•	Net income increased 41 percent to $775 million.

•	Operating ratio was 70.2 percent, 3.2 points of improvement.

•	Customer Satisfaction Index improved to 90, up 2 points.

2010 Full Year Records

•	Diluted earnings per share improved 48 percent to $5.53.

•	Operating income totaled $5.0 billion, up 47 percent.

•	Net income increased 47 percent to $2.8 billion.

•	Operating ratio was 70.6 percent, 5.5 points of improvement.

•	Return on invested capital grew 2.6 points to 10.8 percent.

•	Customer Satisfaction Index reached 89, up 1 point.

Omaha, Neb., January 20, 2011 – Union Pacific Corporation (NYSE: UNP) today reported 2010 fourth quarter net income of $775 million, or $1.56 per diluted share, compared to $549 million, or $1.08 per diluted share, in the fourth quarter 2009.

“Our strong fourth quarter results are indicative of the great performance we’ve achieved throughout 2010, setting numerous records as we report the most

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profitable year in Union Pacific’s nearly 150-year history,” said Jim Young, Union Pacific chairman and chief executive officer. “As business volumes increased during the year, we kept our customer commitments by ensuring consistent, safe and reliable service. Shareholders also were rewarded as we completed strategic investments designed to further improve financial returns, increased the quarterly dividend more than 40 percent, and repurchased nearly $1.25 billion in shares.”

Fourth Quarter Summary

Fourth quarter business volumes, as measured by total revenue carloads, grew 9 percent versus 2009, as all six Union Pacific (UP) business groups reported volume growth for the third consecutive quarter. Quarterly operating revenue increased 17 percent in the fourth quarter 2010 to $4.4 billion versus $3.8 billion in the fourth quarter 2009. In addition:

•

Each of UP’s six business groups reported freight revenue growth in the fourth quarter, up 18 percent versus 2009 to a total of $4.2 billion. Strong volume growth, increased fuel cost recoveries, and core pricing gains contributed to the increase.

•	Quarterly diesel fuel prices increased from an average of $2.05 per gallon in the fourth quarter 2009 to an average of $2.46 per gallon in the fourth quarter 2010.

•

Union Pacific’s operating ratio of 70.2 percent was a fourth-quarter best, 3.2 points better than the previous fourth-quarter record set in 2009. Volume growth, improved operating efficiency, and quarterly pricing gains all contributed to this record performance, offsetting the impact of a 20 percent increase in diesel fuel prices.

•	The Customer Satisfaction Index of 90 tied a quarterly best and was 2 points better than the fourth quarter 2009.

•	Quarterly train speed, as reported to the Association of American Railroads, was 26.5 mph, the highest quarterly speed of 2010, down 2 percent versus record velocity in the fourth quarter 2009.

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•	The Company repurchased more than 2.5 million shares in the fourth quarter 2010 at an average share price of $89.39, and an aggregate cost of approximately $224 million.

Summary of Fourth Quarter Freight Revenues

•	Industrial Products up 27 percent.

•	Intermodal up 25 percent.

•	Energy up 16 percent.

•	Agricultural up 14 percent.

•	Chemicals up 14 percent.

•	Automotive up 7 percent.

2010 Full Year Summary

For the full year 2010, Union Pacific reported net income of $2.8 billion or $5.53 per diluted share. This compares to $1.9 billion or $3.74 per diluted share in 2009, 47 and 48 percent increases, respectively. The Company’s operating revenue totaled $17 billion versus $14.1 billion in 2009. Operating income increased 47 percent to $5 billion, up from $3.4 billion in 2009.

•

All six business groups reported volume and freight revenue growth in 2010. Business volumes increased 13 percent versus 2009 and freight revenue grew 20 percent to $16.1 billion. This compares to freight revenue of $13.4 billion in 2009.

•	Average diesel fuel prices increased 31 percent from an average of $1.75 per gallon in 2009 to an average of $2.29 per gallon in 2010.

•	UP’s operating ratio in 2010 was a record 70.6 percent, 5.5 points of improvement versus the previous annual record of 76.1 percent set in 2009.

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•	The Company repurchased more than 16.6 million shares in 2010 at an average share price of $75.06, and an aggregate cost of approximately $1.25 billion.

2011 Outlook

“As we look ahead to 2011, we are encouraged by signs of a slowly strengthening economy,” Young said. “Union Pacific is well-positioned to serve the total transportation needs of our customers as we focus on becoming a more fully integrated part of our customers’ supply chains. Excellent service is the key to our future success, supporting our pricing initiatives and helping us improve asset utilization. This strategy will enable us to further increase our overall profitability, invest for the future, and drive strong shareholder returns.”

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Investor contact is Jennifer Hamann, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements under the caption “2011 Outlook” in this press release, which include statements regarding the Corporation’s expectations with respect to economic conditions; its ability to fulfill the total transportation needs of its customers and its expectations regarding strategy, pricing, asset utilization, profitability, investment and shareholder returns. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2009, which was filed with the SEC on February 5, 2010. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts,	4th Quarter				Full Year
For the Periods Ended December 31,	2010	2009	%		2010	2009	%
Operating Revenues
Freight revenues	$4,171	$3,541	18%		$16,069	$13,373	20%
Other revenues	239	213	12		896	770	16
Total operating revenues	4,410	3,754	17		16,965	14,143	20
Operating Expenses
Compensation and benefits	1,112	1,018	9		4,314	4,063	6
Fuel	687	541	27		2,486	1,763	41
Purchased services and materials	467	428	9		1,836	1,644	12
Depreciation	380	373	2		1,487	1,427	4
Equipment and other rents	278	266	5		1,142	1,180	(3)
Other	173	129	34		719	687	5
Total operating expenses	3,097	2,755	12		11,984	10,764	11
Operating Income	1,313	999	31		4,981	3,379	47
Other income	9	23	(61)		54	195	(72)
Interest expense	(142)	(153)	(7)		(602)	(600)	-
Income before income taxes	1,180	869	36		4,433	2,974	49
Income taxes	(405)	(320)	27		(1,653)	(1,084)	52
Net Income	$775	$549	41%		$2,780	$1,890	47%

Share and Per Share
Earnings per share - basic	$1.58	$1.09	45%		$5.58	$3.76	48%
Earnings per share - diluted	$1.56	$1.08	44		$5.53	$3.74	48
Weighted average number of shares - basic	491.3	503.5	(2)		498.2	503.0	(1)
Weighted average number of shares - diluted	496.3	507.8	(2)		502.9	505.8	(1)
Dividends declared per share	$0.38	$0.27	41		$1.31	$1.08	21

Operating Ratio	70.2%	73.4%	(3.2	)pts	70.6%	76.1%	(5.5	)pts
Effective Tax Rate	34.3%	36.8%	(2.5	)pts	37.3%	36.4%	0.9	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2010	2009	%	2010	2009	%
Freight Revenues (Millions)
Agricultural	$840	$738	14%	$3,018	$2,666	13%
Automotive	323	302	7	1,271	854	49
Chemicals	617	539	14	2,425	2,102	15
Energy	887	765	16	3,489	3,118	12
Industrial Products	652	513	27	2,639	2,147	23
Intermodal	852	684	25	3,227	2,486	30
Total	$4,171	$3,541	18%	$16,069	$13,373	20%
Revenue Carloads (Thousands)
Agricultural	248	235	6%	918	865	6%
Automotive	155	151	3	611	465	31
Chemicals	211	191	10	844	761	11
Energy	519	499	4	2,056	2,021	2
Industrial Products	263	213	23	1,073	899	19
Intermodal	841	763	10	3,313	2,775	19
Total	2,237	2,052	9%	8,815	7,786	13%
Average Revenue per Car
Agricultural	$3,386	$3,129	8%	$3,286	$3,080	7%
Automotive	2,100	2,004	5	2,082	1,838	13
Chemicals	2,923	2,815	4	2,874	2,761	4
Energy	1,709	1,536	11	1,697	1,543	10
Industrial Products	2,483	2,412	3	2,461	2,388	3
Intermodal	1,012	896	13	974	896	9
Average	$1,865	$1,726	8%	$1,823	$1,718	6%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Dec. 31, 2010	Dec. 31, 2009
Assets
Cash and cash equivalents	$1,086	$1,850
Other current assets	2,346	1,830
Investments	1,137	1,036
Net properties	38,253	37,202
Other assets	266	266
Total assets	$43,088	$42,184

Liabilities and Common Shareholders’ Equity
Debt due within one year	$239	$212
Other current liabilities	2,713	2,470
Debt due after one year	9,003	9,636
Deferred income taxes	11,557	11,044
Other long-term liabilities	1,813	2,021
Total liabilities	25,325	25,383
Total common shareholders’ equity	17,763	16,801
Total liabilities and common shareholders’ equity	$43,088	$42,184

Debt to Capital	34.2%	37.0%
Adjusted Debt to Capital*	42.5%	46.1%
Return on Invested Capital*	10.8%	8.2%

*

Adjusted Debt to Capital and Return on Invested Capital are non-GAAP measures; however, we believe that they are important in evaluating our financial performance. See pages 8 and 9 for a reconciliation to GAAP

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Full Year
For the Periods Ended December 31,	2010	2009
Operating Activities
Net income	$2,780	$1,890
Depreciation	1,487	1,427
Deferred income taxes	672	718
Other - net	(834)	(831)
Cash provided by operating activities	4,105	3,204

Investing Activities
Capital investments	(2,482)	(2,354)
Other - net	(6)	209
Cash used in investing activities	(2,488)	(2,145)

Financing Activities
Debt issued	894	843
Common shares repurchased	(1,249)	-
Debt repaid	(1,412)	(871)
Dividends paid	(602)	(544)
Other - net	(12)	114
Cash used in financing activities	(2,381)	(458)

Net Change in Cash and Cash Equivalents	(764)	601
Cash and cash equivalents at beginning of year	1,850	1,249
Cash and Cash Equivalents End of Year	$1,086	$1,850

Free Cash Flow*
Cash provided by operating activities	$4,105	$3,204
Receivables securitization facility**	400	184
Cash provided by operating activities adjusted for the receivables securitization facility	4,505	3,388
Cash used in investing activities	(2,488)	(2,145)
Dividends paid	(602)	(544)
Free cash flow	$1,415	$699

*	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.
**

Effective January 1, 2010, new accounting guidance required us to account for receivables transferred under our receivables securitization facility as secured borrowings in our Condensed Consolidated Statements of Financial Position and as financing activities in our Condensed Consolidated Statements of Cash Flows. The receivables securitization facility line in the above table is included in our free cash flow calculation to adjust cash provided by operating activities as though our receivables securitization facility had been accounted for under the new accounting guidance for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	4th Quarter				Full Year
For the Periods Ended December 31,	2010	2009	%		2010	2009	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	240,087	220,231	9%		932,400	846,473	10%
Employees (average)	43,462	42,157	3		42,884	43,531	(1)
GTMs (millions) per employee	5.52	5.22	6		21.74	19.44	12
Customer satisfaction index	90	88	2	pts	89	88	1	pts

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$2.46	$2.05	20%		$2.29	$1.75	31%
Fuel consumed in gallons (millions)	270	256	5		1,051	979	7
Fuel consumption rate*	1.123	1.162	(3)		1.127	1.156	(3)

AAR Reported Performance Measures
Average train speed (miles per hour)	26.5	27.0	(2	) %	26.2	27.3	(4	) %
Average terminal dwell time (hours)	25.8	25.8	-		25.4	24.8	2
Average rail car inventory (thousands)	270.6	282.8	(4)		274.4	283.1	(3)

Revenue Ton-Miles (Millions)
Agricultural	23,976	22,723	6%		88,237	81,207	9%
Automotive	3,101	3,174	(2)		12,542	9,740	29
Chemicals	13,619	12,031	13		54,233	48,055	13
Energy	57,237	54,093	6		225,583	218,227	3
Industrial Products	14,840	12,429	19		60,347	51,873	16
Intermodal	20,001	19,077	5		79,458	70,086	13
Total	132,774	123,527	7%		520,400	479,188	9%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

	2010
Millions, Except Per Share Amounts and Percentages	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating Revenues
Freight revenues	$3,755	$3,956	$4,187	$4,171	$16,069
Other revenues	210	226	221	239	896
Total operating revenues	3,965	4,182	4,408	4,410	16,965
Operating Expenses
Compensation and benefits	1,059	1,051	1,092	1,112	4,314
Fuel	583	608	608	687	2,486
Purchased services and materials	432	472	465	467	1,836
Depreciation	367	368	372	380	1,487
Equipment and other rents	290	282	292	278	1,142
Other	246	122	178	173	719
Total operating expenses	2,977	2,903	3,007	3,097	11,984
Operating Income	988	1,279	1,401	1,313	4,981
Other income	1	19	25	9	54
Interest expense	(155)	(152)	(153)	(142)	(602)
Income before income taxes	834	1,146	1,273	1,180	4,433
Income tax expense	(318)	(435)	(495)	(405)	(1,653)
Net Income	$516	$711	$778	$775	$2,780

Share and Per Share
Earnings per share - basic	$1.02	$1.42	$1.58	$1.58	$5.58
Earnings per share - diluted	$1.01	$1.40	$1.56	$1.56	$5.53
Weighted average number of shares - basic	504.5	501.8	493.0	491.3	498.2
Weighted average number of shares - diluted	508.7	506.5	497.7	496.3	502.9
Dividends declared per share	$0.27	$0.33	$0.33	$0.38	$1.31

Operating Ratio	75.1%	69.4%	68.2%	70.2%	70.6%
Effective Tax Rate	38.1%	38.0%	38.9%	34.3%	37.3%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight Revenues (Millions)
Agricultural	$730	$698	$750	$840	$3,018
Automotive	305	334	309	323	1,271
Chemicals	587	592	629	617	2,425
Energy	844	836	922	887	3,489
Industrial Products	598	692	697	652	2,639
Intermodal	691	804	880	852	3,227
Total	$3,755	$3,956	$4,187	$4,171	$16,069
Revenue Carloads (Thousands)
Agricultural	228	213	229	248	918
Automotive	151	159	146	155	611
Chemicals	203	209	221	211	844
Energy	516	486	535	519	2,056
Industrial Products	242	286	282	263	1,073
Intermodal	742	827	903	841	3,313
Total	2,082	2,180	2,316	2,237	8,815
Average Revenue per Car
Agricultural	$3,202	$3,277	$3,271	$3,386	$3,286
Automotive	2,022	2,094	2,114	2,100	2,082
Chemicals	2,893	2,826	2,858	2,923	2,874
Energy	1,636	1,722	1,721	1,709	1,697
Industrial Products	2,474	2,420	2,470	2,483	2,461
Intermodal	930	974	974	1,012	974
Average	$1,804	$1,815	$1,807	$1,865	$1,823

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Dec. 31, 2010	Dec. 31, 2009
Debt (a)	$9,242	$9,848
Equity	17,763	16,801
Capital (b)	$27,005	$26,649
Debt to capital (a/b)	34.2%	37.0%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Dec. 31, 2010	Dec. 31, 2009
Debt	$9,242	$9,848
Value of sold receivables	-	400
Debt including value of sold receivables	9,242	10,248
Net present value of operating leases	3,476	3,672
Unfunded pension and OPEB	421	456
Adjusted debt (a)	$13,139	$14,376
Equity	17,763	16,801
Adjusted capital (b)	$30,902	$31,177
Adjusted debt to capital (a/b)	42.5%	46.1%

*

Total debt plus value of sold receivables plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus value of sold receivables plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Effective January 1, 2010, the value of the outstanding undivided interest held by investors under our receivables securitization facility is included in our Condensed Consolidated Statements of Financial Position as debt due after one year. At December 31, 2010, that amount was $100 million. Operating leases were discounted using 6.2% at December 31, 2010 and 6.3% at December 31, 2009. The lower discount rate reflects changes to interest rates and our current financing costs. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

 Return on Invested Capital as Adjusted (ROIC)*

Millions, Except Percentages	Dec. 31, 2010	Dec. 31, 2009
Net income	$2,780	$1,890
Add: Interest expense	602	600
Add: Interest on present value of operating leases	222	232
Add: Sale of receivables fees	-	9
Less: Taxes on interest and fees	(307)	(306)
Net operating profit after taxes as adjusted (a)	$3,297	$2,425
Average equity	$17,282	$16,058
Add: Average debt	9,545	9,388
Add: Average value of sold receivables	200	492
Add: Average present value of operating leases	3,574	3,681
Average invested capital as adjusted (b)	$30,601	$29,619
Return on invested capital as adjusted (a/b)	10.8%	8.2%

*

ROIC is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K, and may not be defined and calculated by other companies in the same manner. We believe this measure is important in evaluating the efficiency and effectiveness of the Corporation’s long-term capital investments, and we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is Return on Average Common Shareholders’ Equity.